UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2012


                        SPICY GOURMET MANUFACTURING, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      000-54616                45-2282672
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)

7910 Ivanhoe Ave., #414 La Jolla, CA                                92037
  (Address of principal offices)                                 (Zip Code)

                                 (858) 459-1133
              (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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The following current report under Section 13 or 15(d) of the Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 20, 2012, the Registrant acquired from James Palladino the URL domain name and websites of bullsnbears.com and bullnbearsinfo.com. The purchase price was $150,000, payable through the issuance to Mr. Palladino of a one-year Promissory Note. There is no material relationship, other than in respect of the transaction, between Mr. Palladino and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer. The Asset Purchase Agreement is included as Exhibit 10.1 to this Report.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On October 20, 2012, our Board of Directors approved a change in name of the Registrant to BullsnBears.com, Inc. effective at the close of business on November 15, 2012. This corporate action was ratified on October 20, 2012 by holders of a majority of the shares of Common Stock of the Registrant acting on written consent. The Certificate of Amendment will be filed with the State of Delaware, with the action to take effect on November 15, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 Asset Purchase Agreement Dated October 20, 2012 Between the Registrant and James Palladino

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                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2012
                                        SPICY GOURMET MANUFACTURING, INC.


                                        By: /s/ Ali Balaban
                                            ------------------------------------
                                            Ali Balaban
                                            Chief Executive Officer

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